                                                                   Exhibit 10.14

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is entered into by CTC
Media, Inc., a Delaware corporation (the "COMPANY"), and Alexander Rodnyansky
(the "EXECUTIVE").

         WHEREAS, the Executive currently serves as Chief Executive Officer of the Company, as well as General Director of the Company's subsidiaries, ZAO Set
Televissionnykh Stantsiy ("CTC NETWORK") pursuant to an employment agreement with such company dated June 2, 2002 (the "CTC NETWORK AGREEMENT"), and ZAO Novy
Kanal ("DOMASHNY NETWORK") pursuant to an employment agreement with such company to be entered into in the near future (the "DOMASHNY NETWORK AGREEMENT"); and

         WHEREAS, the Executive and the Company wish to memorialize the terms of the continued employment of the Executive by the Company and to provide for the common terms of the continued employment of the Executive in all capacities with the Company and its direct and indirect subsidiaries (together, the "GROUP");

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Term of Employment. The Company hereby agrees to continue to employ the Executive, and the Executive hereby accepts continued employment with the
Company, upon the terms set forth in this Agreement, effective as of January 1,
2006. The Executive's employment shall continue until it is terminated in accordance with the provisions of Section 5.

         2. Title; Capacity.

                  (a) The Executive shall serve as Chief Executive Officer of the Company. In addition, the Executive shall serve as a member of the
         Company's operating committee (for so long as such committee stands)
         and participate in key management decisions. The Executive agrees to perform such other duties and responsibilities as the Company's Board of Directors (the "BOARD") or its designee shall from time to time reasonably assign to him.

                  (b) Without limiting the foregoing, the Executive shall
         continue to serve as General Director of the CTC Network pursuant to, and subject to the terms of, the CTC Network Agreement and General
         Director of the Domashny Network pursuant to, and subject to the terms of, the Domashny Network Agreement. For purposes of Russian law, the
         Executive's employment by the Company pursuant to this Agreement shall be deemed to be the Executive's principal employment; the Executive's employment by the other Group entities pursuant to any Other Group
         Employment Agreement (as defined below) shall be deemed to be the
         Executive's secondary employment.

                  (c) The Executive shall be based at the Company's headquarters in Moscow, Russia or such other location as the Company determines in its discretion.

                  (d) The Executive shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Board.

                  (e) The Executive agrees to devote his entire business time, attention and energies to the business and interests of the Group during his employment with the Company and shall not engage in any other business activities without the prior written approval of the
         Board; provided, however, that the Executive shall be permitted to retain his board membership for Studio 1+1 in Ukraine for so long as the Board does not consider Studio 1+1 to be a competitor of the Group and provided, further, that such activities do not materially interfere with the Executive's performance of his duties hereunder or under any
         Other Group Employment Agreement. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein that may be adopted from time to time by the Company.

         3. Compensation and Benefits.

                  (a) Base Salary. The Group shall pay the Executive, in regular installments in accordance with the Group's standard payroll practices, an annual base salary of $500,000, less all applicable Russian federal and local taxes and withholdings; which shall be the aggregate annual base salary payable to the Executive for his services as Chief
         Executive Officer of the Company, General Director of the CTC Network,
         General Director of the Domashny Network and any and all other capacities in which he serves for any Group company from time to time.
         Such salary may be adjusted from time to time in accordance with normal business practice and upon mutual agreement of the parties. For the avoidance of doubt, the total aggregate annual base salary payable to the Executive pursuant to this Agreement and the CTC Network Agreement, the Domashny Network Agreement and any other employment or service agreement with any Group company (collectively, the "OTHER GROUP
         EMPLOYMENT AGREEMENTS" and, individually, each an "OTHER GROUP
         EMPLOYMENT AGREEMENT") shall not exceed the amount as determined in accordance with this clause (a).

                  (b) Discretionary Bonus. The Executive shall be eligible for an annual discretionary award of up to $300,000, less all applicable
         Russian federal and local taxes and withholdings, subject to the
         Executive's achievement of performance targets set by the Board or a committee thereof; which shall be the aggregate annual discretionary award payable to the Executive for his services as Chief Executive
         Officer of the Company, General Director of the CTC Network, General
         Director of the Domashny Network and any and all other capacities in which he serves for any Group company. Whether such performance targets have been achieved will be decided by the Board or a committee thereof in its sole discretion. In any event, the Executive must be an active employee of the Company on the date the bonus for any fiscal year is distributed in order to be eligible for a bonus award. For the avoidance of doubt, the total aggregate annual discretionary bonus potentially payable to the Executive pursuant to this Agreement and all
         Other Group Employment Agreements shall not exceed the amount as determined in accordance with this clause (b).

                                      -2-

                  (c) Vacation. The Executive shall be entitled to 28 calendar days of paid vacation per calendar year, at such times as may be approved by and in the sole discretion of the Board or its designee.
         Any unused vacation time from a particular calendar year may be carried forward into the immediately following calendar year but not beyond that year. The Executive shall document such vacation as required by
         Group procedures and Russian law. Such vacation days shall accrue at the rate of 2-1/3 days per month. For the avoidance of doubt, (i) the aggregate number of vacation days allowed pursuant to this Agreement and all Other Group Employment Agreements shall not exceed the number provided in this clause (c) and (ii) vacation days taken pursuant to this Agreement or any Other Group Employment Agreement shall be deemed to have been taken pursuant to all such agreements.

                  (d) Transportation. During the term of this Agreement, the
         Company shall provide the Executive with the exclusive use of a luxury class sedan such as a BMW 7-Series (which shall remain the property of the Group).

                  (e) Personal assistant. During the term of this Agreement, the
         Company shall provide the Executive with a personal assistant who shall work exclusively for the Executive.

                  (f) Mobile phone. During the term of this Agreement, the
         Company shall provide the Executive with a mobile phone and shall pay the line rental and service fees and the cost of any business-related calls.

                  (g) Insurance. During the term of this Agreement, the
         Executive shall be entitled to participate in a life insurance program that the Company establishes and makes available to it employees to the extent that the Executive's position, tenure, salary, age, health and other qualifications make him eligible to participate. The Executive's coverage under any such program shall be governed by the terms of the life insurance policy. During the term of this Agreement, the Executive shall be entitled to participate in a health insurance program with OAO
         Insurance Group Energogarant or such other similar health insurance program that the Executive may select in his discretion, provided that the total annual cost of such program to the Company shall not exceed
         $15,000. The Executive's coverage under such program shall be governed by the terms of the health insurance policy.

                  (h) Reimbursement of Expenses. During the term of this
         Agreement, the Company shall reimburse the Executive for reasonable travel or other business-related out-of-pocket expenses incurred in connection with the performance of the Executive's duties under this
         Agreement upon presentation of receipts and/or other documentation evidencing such expenses. When traveling on business, the Executive shall be entitled to be reimbursed for business class air fare but in no event shall the Company reimburse the Executive for first class air fare.

                                      -3-

         4. Taxes. The Executive shall be responsible for all of his own taxes payable in Russia or any other jurisdiction in which he is subject to tax.

         5. Employment Termination. The employment of the Executive by the
Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

                  (a) At the election of the Company, for Cause, immediately upon written notice by the Company to the Executive. For the purposes of this Agreement, "CAUSE" for termination shall be deemed to exist upon: (i) a good faith finding by the Company that (A) the Executive has failed to adequately perform the material aspects of his assigned duties for the Group in a manner that materially and adversely affects the Group, after written notice of such failure to perform such duties and a reasonable opportunity to correct such failure, or (B) the
         Executive has engaged in dishonesty, gross negligence or intentional misconduct that materially and adversely affects the Group; (ii) the
         Executive's conviction of, or the entry of a pleading of guilty or nolo contendere by the Executive, to any crime involving moral turpitude or any felony; (iii) the Executive's material breach of the
         non-competition provisions contained in Section 7 below or the non-disclosure provisions contained in Section 8 below, caused by the
         Executive's intentional misconduct or gross negligence; or (iv) the
         Executive's intentional violation of Group policy in a manner that materially and adversely affects the Group, after written notice of such violation and a reasonable opportunity to correct such failure.

                  (b) At the election of the Company, without Cause, upon not less than six months' prior written notice of termination.

                  (c) At the election of the Executive, upon not less than six month's prior written notice of resignation.

         6. Severance upon Termination. If the Company elects to terminate this Agreement without Cause pursuant to Section 5(b) above, the Company shall pay the Executive a severance payment equal to six months of the Executive's then current annual base salary, less applicable taxes and withholdings;
provided, however, that any severance payment shall be conditioned upon the
Executive signing a severance agreement and release in a form satisfactory to the Company. Any post-termination payments or benefits due and payable to the
Executive by operation of law (but not pursuant to any other agreement with the
Company) shall be deducted from any amount of severance otherwise payable under this Section 6.

         7. Non-Competition and Non-Solicitation.

                  (a) During the term of the Executive's employment and for a period of two (2) years after the termination of such employment, the
         Executive will not directly or indirectly:

                           (i) as an individual proprietor, partner,
                  stockholder, officer, employee, director, joint venturer,
                  investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of television broadcasting (or radio broadcasting to the extent the Group has radio operations at the date of termination of employment) in Russia or any country in which the Group is operating or in which it has undertaken material preparations to begin operating (the "COVERED AREA"), in each case, during the term of this Agreement or as of the date of termination of employment, as the case may be; or

                                      -4-

                           (ii) recruit, solicit or induce, or attempt to
                  induce, any employee or employees of the Group to terminate their employment with, or otherwise cease their relationship with, the Group; or

                           (iii) solicit, divert or take away, or attempt to
                  divert or to take away, the business or patronage of any of the current or prospective business partners, advertisers or affiliate stations of the Group with whom the Executive had significant contact while employed by the Group;

                  provided, however, that, notwithstanding the countries that then-comprise the Covered Area, the Executive's ownership of up to a 70% interest in Broadcasting Company "Studio 1+1"
                  shall not be deemed to be a breach of subclause (i) of this
                  Section 7(a) during the term of this Agreement and, following the termination of this Agreement, the Executive shall be
                  permitted to hold the same ownership interest he held in
                  Broadcasting Company "Studio 1+1" at the date of the
                  termination of this Agreement for the two-year period
                  following the date of termination of this Agreement; it being understood that, if Broadcasting Company "Studio 1+1" or any of its affiliated companies is operating in the Covered Area at the date of the termination of this Agreement, the
                  Executive's sole relationship with such group of companies shall be his ownership interest in Broadcasting Company
                  "Studio 1+1" and he shall not be permitted to be a director, officer or employee of or a consultant to, such companies.

                  (b) If any restriction set forth in this Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                  (c) The Executive acknowledges and agrees that the
         restrictions contained in this Section 7 are necessary for the protection of the business and goodwill of the Group and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Section 7 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

                  (e) The provisions of Section 7 survive the termination of the
         Executive's employment and the termination of this Agreement.

                                      -5-

         8. Proprietary Information.

                  (a) The Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Group's business or financial affairs (collectively,
         "PROPRIETARY INFORMATION") is and shall be the exclusive property of the Group. By way of illustration, but not limitation, Proprietary
         Information may include business processes, methods and techniques;
         programming schedules; material terms of contracts; projects;
         developments; plans; research, financial and personnel data; computer programs; and supplier lists. The Executive shall not disclose any
         Proprietary Information to others outside the Group or use the same for any unauthorized purposes without written approval of the Chief
         Executive Officer or the Board, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Executive.

                  (b) The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Group to be used by the Executive only in the performance of his duties for the Group.

                  (c) The Executive agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above also extends to such types of information, know-how, records and tangible property of business partners of the
         Group or other third parties who may have disclosed or entrusted the same to the Group or to the Executive in the course of the Group's business.

                  (d) The provisions of this Section 8 survive the termination of the Executive's employment and the termination of this Agreement.

         9. No Restrictions On Employment. The Executive hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Group or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Executive further represents that his performance of all the terms of this Agreement and as an employee of the Group does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Group.

         10. Amendment to Share Appreciation Rights Agreement. The Company and
the Executive hereby agree that the Share Appreciation Rights Agreement dated as of September 16, 2003 between the Company and the Executive (the "SAR") is hereby amended by (i) deleting Section 12.3 thereto in its entirety and replacing it with Section 7 hereto, (ii) deleting Section 12.1 thereto in its entirety and replacing it with Section 8 hereto and (iii) deleting Section 12.2 thereto in its entirety and replacing it with Section 9 hereto. In effecting such amendments, the original Section numbering contained in the Share
Appreciation Rights Agreement shall be retained, the references to the
"Executive" in this Agreement shall be replaced with "Mr. Rodnyansky" for purposes of the SAR and the references to this "Agreement" in this Agreement shall be replaced with "the employment agreement dated as of [ ], 2006 between
Mr. Rodnyansky and the Company, as such agreement is amended from time to time,"
for purposes of the SAR.

                                      -6-

         11. Notices. All notices, demands and all other communications required or permitted under this Agreement shall be in writing in Russian or English and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by certified or registered mail, return receipt requested, postage prepaid, to the registered address of the Company (in the case of notices by the Executive) or to the address of the Executive indicated on the signature page hereto (in the case of notices by the Company); or to such other address as either party may have furnished to the other pursuant to the terms of this Section 11; except that notices of changes of address shall be effective only upon receipt.

         12. Currency of Payments. Salary and bonus payments as set forth in subsections 3(a) and (b) hereof, although denominated in U.S. dollars, shall be payable in Russian rubles, calculated at the official exchange rate of the
Central Bank of the Russian Federation effective as of the date of payment, and paid by wire transfer to the Executive's account with an authorized Russian bank.

         13. Entire Agreement.

                  (a) This Agreement, the CTC Network Agreement, the Domashny
Network Agreement, any Other Group Employment Agreement in effect as of the date of execution of this Agreement, the indemnification agreement dated as of July
22, 2005 between the Company and the Executive and the SAR together constitute the entire agreement between the parties and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter hereof and thereof. In the event of any inconsistency between this Agreement and any
Other Group Employment Agreement, the terms of this Agreement shall govern to the extent permissible under the laws of the Russian Federation.

                  (b) For the avoidance of doubt, payments, benefits and
entitlements under this Agreement and all Other Group Employment Agreements shall not be cumulative. Any payments, benefits or entitlements provided for under any Other Group Employment Agreement shall be deducted from any payments, benefits or entitlements due pursuant to this Agreement.

         14. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Chief Executive Officer or the Board and the Executive.

         15. Governing Law, Forum and Jurisdiction. This Agreement shall be governed by and construed under and in accordance with the laws of the State of
Delaware. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Delaware (or, if appropriate, a federal court located within Delaware), and the Company and the Executive each consents to the exclusive jurisdiction of such a court.

                                      -7-

         16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by him.

         17. Acknowledgment. The Executive states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney of his own choosing. The Executive further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

         18. No Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right.
A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

         19. Validity/Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

         20. Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                                      -8-

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth below.

                                       CTC MEDIA, INC.

Dated: May 11, 2006                    /s/ Nilesh Lakhani
       ------------------------        ---------------------------------
                                       By:  Nilesh Lakhani
                                            Chief Financial Officer

                                       Address: Pravda Street, 15A
                                                125124 Moscow, Russia

Dated: May 11, 2006                    /s/ Alexander Rodnyansky
       -------------------------       -----------------------------------
                                       Alexander Rodnyansky

                                       Address:

                                      -9-